Exhibit 10.32

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Business Development Addendum to the Distributor Agreement

This Business Development Addendum to the Distributor Agreement (the “BD Addendum”) is made and entered into as of this 1st day of February 2010 (the “BD Addendum Effective Date”), by and between diaDexus, Inc. (“DIADEXUS”), and Inova Diagnostics, Inc. (“INOVA”).

WHEREAS, INOVA and DIADEXUS are parties to the Distributor Agreement effective January 30, 2007 and modified by Addenda No.1, No.2 and No.3 on February 1, 2007, June 15, 2007 and October 28, 2008, respectively (collectively, the “Agreement”) by virtue of assignment of the Agreement to INOVA by The Binding Site Inc., under the acquisition agreement dated July 8, 2009 between INOVA and The Binding Site;

WHEREAS, DIADEXUS has consented to such assignment of the Agreement under the Consent to Assignment effective July 10, 2009 between DIADEXUS, The Binding Site Inc., and INOVA; and

WHEREAS, DIADEXUS and INOVA agree to the terms and conditions and amendments the Agreement as set forth below.

1.	The terms “BINDING SITE”, “Binding Site” and “TBS” in the Agreement are replaced by “INOVA”.

2.	By [*] INOVA sales personnel shall complete sales training for Products conducted by DIADEXUS sales managers.

3.	By [*] INOVA shall provide DIADEXUS a complete and commercially viable 2010 sales plan for Products.

4.	In [*] INOVA shall qualify, per DIADEXUS provided criteria, existing INOVA customers [*] and shall, upon completion of sales training in Paragraph 2, [*].

5.	Exhibit A of the Agreement is replaced with the Exhibit A attached to this BD Addendum.

6.	The current [*] is attached hereto.

7.	[*].

8.	[*].

9.	[*], INOVA shall only distribute Products listed on Table 1 of Exhibit A.

[*]

10.	The INOVA Product prices set forth in Paragraphs 7 shall be effective until the revenue received by DIADEXUS from INOVA’S sale of Products to [*] under Paragraph 8 [*]. Upon revenue of Products sold to [*] under Paragraph 8 [*], the Effective INOVA Product Price for Products sold to the [*] shall return to pricing under the Agreement and shall not be subject to [*].

11.	The term of the Agreement shall [*]. DIADEXUS and INOVA shall have formal business reviews [*] to discuss and assess INOVA’S progress [*].

12.	Provided that INOVA meets its obligations set forth above, DIADEXUS shall offer INOVA an extension of the Agreement [*].

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13.	Unless extended by mutual written agreement of the parties, this BD Addendum shall terminate upon [*] (i) written notice from DIADEXUS that INOVA has meet its obligations set forth above and (ii) [*]. Upon termination of the BD Addendum, Effective INOVA Product Prices shall not be subject to Paragraphs 7, 8 and 9 above.

ENTIRE AGREEMENT; In the event of any conflict between the terms and conditions of this BD Addendum and the Agreement, the terms and conditions of this BD Addendum shall control. Except as otherwise provided in the BD Addendum, the parties agree that all provisions of the Agreement are hereby ratified and agreed to be in full force and effect and are incorporated herein by reference. This BD Addendum and the Agreement (as amended hereby), including without limitation all attachments hereto, contain the entire agreement among the parties relating to the subject matter herein and all prior proposals, discussions and writings by and among the parties and relating to the subject matter herein, whether written or oral, are superseded hereby and thereby. None of the terms of this BD Addendum shall be deemed to be amended unless such addendum is in writing, signed by all parties hereto, and recites specifically that it is an addendum to the terms of this BD Addendum and Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this BD Addendum to be executed by their fully authorized representatives.

INOVA DIAGNOSTICS, INC.		DIADEXUS, INC.

BY:	/s/ Roger Ingles	BY:	/s/ Patrick Plewman
Printed Name: Roger Ingles		Printed Name: Patrick Plewman
Title: President & CEO		Title: President & CEO

Date: March 10, 2010		Date: March 12, 2010

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT A

DIADEXUS LABELED PRODUCTS INCLUDED IN DISTRIBUTOR AGREEMENT:

Table 1 lists the Products INOVA may distribute [*].

Table 1.

Catalog #	Description	Unit
PLAC® Test ELISA Kit
90123	Reagent Kit ELISA Kit	1 Coated Microplate 1 Set of 6 Calibrators 1 Set of 2 Controls 1 Conjugate Reagent (23 mL) 1 Wash Buffer (50 mL) 1 TMB Substrate (11 mL) 1 Stop Solution 1N HCl (11 mL)

[*]

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[*]

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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